Exhibit 99.4

LETTER TO CLIENTS

ASSOCIATED CAPITAL GROUP, INC.

OFFER TO EXCHANGE

SHARES OF CLASS A COMMON STOCK

OF

GAMCO INVESTORS, INC.

WHICH ARE BENEFICIALLY OWNED BY ASSOCIATED CAPITAL GROUP, INC.

FOR UP TO

1,000,000 OUTSTANDING SHARES OF CLASS A COMMON STOCK

OF

ASSOCIATED CAPITAL GROUP, INC.

(subject to the terms and conditions described in the prospectus/offer to exchange and the related letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 5, 2018, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

February 1, 2018

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Associated Capital Group, Inc. (“Associated Capital,” “AC Group” or “AC”) to exchange 1,000,000 shares of AC Class A common stock, par value $0.001 per share (“AC Class A common stock”), for outstanding shares of GAMCO Investors, Inc. (“GAMCO” or “GBL”) Class A common stock, par value $0.001 per share (“GAMCO Class A common stock”) that Associated Capital beneficially owns, which are validly tendered by AC stockholders in the offer and not properly withdrawn (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the related letter of transmittal, together with any amendments or supplements thereto, the “offer” or the “exchange offer”). For each share of AC Class A common stock accepted in the exchange offer, tendering AC stockholders will receive 1.35 shares of GAMCO Class A common stock (the “exchange ratio”), together with cash in lieu of any fractional share of GAMCO Class A common stock, without interest and less any applicable withholding taxes. This exchange ratio is fixed and will not be adjusted to reflect share price changes of the AC Class A common stock or GAMCO Class A common stock prior to the closing of the offer.

We (or our nominees) are the holder of record of shares of AC Class A common stock held by us for your account. A tender of such shares of AC Class A common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of AC Class A common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of AC Class A common stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of AC Class A common stock.

If you wish to have us tender any or all of your shares of AC Class A common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of AC Class A common stock, all such shares of AC Class A common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Associated Capital Group, Inc. (“Associated Capital,” “AC Group” or “AC”) to exchange 1,000,000 shares of AC Class A common stock, par value $0.001 per share (“AC Class A common stock”), for outstanding shares of GAMCO Investors, Inc. (“GAMCO” or “GBL”) Class A common stock, par value $0.001 per share (“GAMCO Class A common stock”) that Associated Capital beneficially owns, which are validly tendered by AC stockholders in the offer and not properly withdrawn (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the related letter of transmittal, together with any amendments or supplements thereto, the “offer” or the “exchange offer”). For each share of AC Class A common stock accepted in the exchange offer, you will receive 1.35 shares of GAMCO Class A common stock (the “exchange ratio”), together with cash in lieu of any fractional share of GAMCO Class A common stock, without interest and less any applicable withholding taxes. This exchange ratio is fixed and will not be adjusted to reflect share price changes of the AC Class A common stock or GAMCO Class A common stock prior to the closing of the offer.

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of AC Class A common stock common stock:

☐	CHECK HERE TO TENDER ALL SHARES

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of AC Class A common stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES: ________ SHARES*

* If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of AC Class A common stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated:

(Signature(s))

Please Print Name(s)
Address(es):

(Zip Code)
Area code and telephone number(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, ASSOCIATED CAPITAL OR GAMCO.